Exhibit 99.1

BNC Bancorp Closes $35 Million Capital Raise Anchored by Aquiline Capital Partners

Private Placement Expected to Support Growth Prospects For Leading Regional Commercial Bank

HIGHPOINT, NC, June 15, 2010 - BNC Bancorp, the parent company of Bank of North Carolina (“BNC”), (NASDAQ: BNCN), today announced that it has closed on a $35 million private placement anchored by Aquiline Capital Partners LLC (“Aquiline”), a New York based private equity firm investing in financial services. Aquiline purchased shares of BNC Bancorp common stock and preferred stock at $10.00 per share. Other investors, including certain members of the Company’s Board of Directors, also purchased the Company’s common stock at $10.00 per share.

The capital raise will support BNC’s expansion in North Carolina and neighboring states. Aquiline’s investment represents approximately 24.9 percent of BNC’s shareholders equity. The total Aquiline investment in BNC is comprised of approximately 9.9 percent of BNC’s common stock and the entirety of a new class of non-voting preferred shares, which are convertible into approximately 15% of the currently outstanding shares of BNC common stock in certain circumstances. The other investors in the private placement purchased common stock representing approximately 7.4 percent of BNC’s outstanding capital stock following the offering.

“We welcome and appreciate Aquiline’s confidence in our management team, our franchise and the significant growth opportunities in the southeastern banking market,” said W. Swope Montgomery, CEO of BNC. “In addition, we are looking forward to welcoming a banking industry veteran, Mark Graf, to our board as Aquiline’s representative.”

Additional Information

The common and preferred stock was offered and sold in private transactions and has not been registered under the Securities Act of 1933, as amended. BNC has agreed to file a registration statement with the Securities and Exchange Commission to cover resale of the securities described above. Such securities may not be offered or sold absent registration or an applicable exemption from registration. This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About BNC Bancorp and Bank of North Carolina

BNC Bancorp is the parent company of Bank of North Carolina, an approximately $2.2 billion-asset commercial bank. Bank of North Carolina provides banking and financial services to individuals and businesses through its full-service banking offices in North and South Carolina. The Bank’s seven South Carolina locations were added through BNC’s recent FDIC-assisted acquisition of Beach First National Bank (“Beach First”). Bank of North Carolina is insured by the FDIC and is an equal housing lender. BNC Bancorp is current on its preferred dividend payments to the United States Treasury and its stock is quoted in the NASDAQ Capital Market under the symbol “BNCN.”

About Aquiline Capital Partners LLC

Aquiline, is a private equity firm based in New York investing in financial services enterprises in industries such as property and casualty insurance, banking, securities, asset management, life insurance and financial technology. Aquiline seeks to add value to its portfolio companies through strategic, operational, and financial guidance.

Forward Looking Statement Disclaimer

The press release contains forward-looking statements relating to the financial condition and business of BNC and its subsidiary, Bank of North Carolina. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of BNC, and the information available to management at the time that this press release was prepared. Factors that could cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following that may diminish BNC’s growth prospects: (i) general economic or business conditions, either nationally or regionally; (ii) changes in the interest rate environment that reduce net interest margins and/or the volumes and values of loans made or held as well as the value of other financial assets held; (iii) competitive pressures among depository and other financial institutions; (iv) legislative or regulatory changes, including changes in accounting standards; (v) adverse positions by local, state or federal taxing authorities; (vi) adverse changes in the securities markets; (vii) greater than expected costs or difficulties related to the integration of Beach First; (viii) unrealized expected cost savings associated with the acquisition of Beach First; and (ix) unexpected deposit attrition, customer loss or revenue loss following the Beach First acquisition. Additional factors affecting BNC and Bank of North Carolina are discussed in BNC’s filings with the Securities and Exchange Commission (the “SEC”), Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. You may review BNC’s SEC filings at www.sec.gov. BNC does not undertake a duty to update any forward-looking statements made in this press release.

Media Contacts

Tripp Kyle/David Millar

Finsbury Group

+1 212 303 7600

bnc@finsbury.com